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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of ViroLogic, Inc. for the registration of 8,756,528 shares of its common stock and to the incorporation by reference therein of our report dated February 7, 2002, except for notes 6 and 8 as to which the date is March 26,2002, with respect to the financial statements and schedule of ViroLogic, Inc. included in its Annual Report [Form 10-K] for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP


Palo Alto, California
April 23, 2002